Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "DOME CAPITAL, LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2023, AT 4:24 O`CLOCK P.M.


SECRETARY'S OFFICE
DELAWARE



Jeffrey W. Bullock, Secretary of State

7244249 8100
SR# 20230176370

Authentication: 202525057
Date: 01-19-23

CERTIFICATE OF FORMATION

OF

DOME CAPITAL LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company pursuant to the requirements of Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq., hereby certifies that:

1. The name of the limited liability company is Dome Capital LLC (the "Company").

2. The address of the Company's registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company's registered agent for service of process at such address is Corporation Service Company.

3. There is no set date on which the Company will dissolve.

4. Notice is hereby given that, pursuant to Section 18-215(b) of the Act, the Company has or may establish one or more designated series, and the debts, liabilities, and obligations incurred, contracted for or otherwise existing with respect to a particular series of the Company, shall be enforceable against the assets of such series only and not against the assets of the Company generally, or any other series thereof, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other series thereof, shall be enforceable against the assets of such series.

Executed as of January 18, 2023

Dome Capital LLC

DocuSigned by:

Name: Shakiel Humayun
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:24 PM 01/18/2023
FILED 04:24 PM 01/18/2023
SR 20230176370 - File Number 7244249